UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018 (January 9, 2018)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-01667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio		43054
(Address of Principal Executive Offices)		(Zip Code)

(614) 491-2225

Registrant’s telephone number, including area code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 9, 2018, Bob Evans Farms, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders to consider and vote upon the following matters:

(1)	a proposal to adopt the Agreement and Plan of Merger, dated as of September 18, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Post Holdings, Inc., a Missouri corporation (“Post”) and Haystack Corporation, a Delaware corporation and wholly-owned subsidiary of Post (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Post (the “Merger Proposal”);

(2)	a proposal to approve, on a non-binding, advisory basis, certain compensation that will be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger (the “Advisory Compensation Proposal”); and

(3)	a proposal to approve one or more adjournments of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”).

At the special meeting, approximately 16,152,782 shares of the Company’s common stock, representing approximately 80.57% of the outstanding shares of the Company’s common stock entitled to vote as of the record date for the special meeting, were represented by person or by proxy, which constituted a quorum.

The final voting results for each item voted upon are set forth below:

Proposal One – Merger Proposal. The Merger Proposal was approved by the following vote:

For	Against	Abstain
14,802,575	1,163,138	187,069

Proposal Two – Advisory Compensation Proposal. The Advisory Compensation Proposal was approved by the following vote:

For	Against	Abstain
11,207,631	4,651,071	294,080

Proposal Three – Adjournment Proposal. Because the Merger Proposal was approved by the requisite number of shares of the Company’s common stock, as described above, the vote on the Adjournment Proposal was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
(Registrant)

Date: January 10, 2018	By:	/s/ Colin M. Daly
Colin M. Daly, Executive Vice President,
General Counsel and Secretary